DATED 8 MAY 2026
CGM B.V. as the Purchaser and CRONOS GROUP INC. as the Guarantor and "RING" INTERNATIONAL HOLDING AG LANDEWYCK TOBACCO S.A. as the Sellers
AGREEMENT TO AMEND THE SHARE PURCHASE AGREEMENT DATED 9 DECEMBER 2025

THIS AMENDMENT AGREEMENT IS MADE ON 8 MAY 2026,
BETWEEN
(1)CGM B.V., a company incorporated under the laws of the Netherlands with its corporate seat in Amsterdam, the Netherlands, and registered with the trade register of the Dutch Chamber of Commerce under number 99005948 (the "Purchaser");

(2)CRONOS GROUP INC., a company incorporated under the laws of British Columbia, with its registered office is at 1133 Melville Street, Suite 3500, The Stack, Vancouver, BC V6E 4E5, registered under number C1256453 ("Guarantor");

(3)"RING" INTERNATIONAL HOLDING AG, a company incorporated under the laws of Austria with its corporate seat in Vienna, Austria, registered with the Austrian commercial register under number FN 225112 y ("Ring"); and

(4)LANDEWYCK TOBACCO S.A., a company incorporated under the laws of Luxembourg with its corporate seat in Luxembourg, Luxembourg, registered with the Luxembourg register of trade and companies under number B 174692 ("Landewyck").

The parties under (3) and (4) above are collectively referred to as the "Sellers" and individually as a "Seller". The above parties to this Agreement are collectively referred to as the "Parties" and individually as a "Party".
RECITALS:
(A)On 9 December 2025, the Parties entered into a share sale and purchase agreement (the "SPA") pursuant to which the Purchaser agreed to purchase from the Sellers all shares in the capital of CanAdelaar B.V., a company incorporated under the laws of the Netherlands with its corporate seat in Hellevoetsluis, the Netherlands, registered with the trade register of the Chamber of Commerce under number 73034401 (the "Company") (the "Transaction"). The Guarantor has guaranteed the due and punctual performance of any other obligations by the Purchaser under the SPA.

(B)The Parties have determined that the Regulatory Conditions (as defined in the SPA) will not, or are unlikely to, be satisfied prior to the expiry of the Long Stop Date (as defined in the SPA), being 9 June 2026. As Parties nevertheless wish to proceed with the Transaction on the terms and conditions as set out in the SPA, they wish to amend the SPA in accordance with this amendment agreement (the "Amendment Agreement").
IT IS THEREFORE AGREED:
1.DEFINITIONS AND INTERPRETATION
1.1Capitalised words used but not defined in this Amendment Agreement shall have the meanings ascribed to them in the SPA.

1.2In case of an ambiguity or a conflict between the provisions of the SPA on the one hand and the provisions of this Amendment Agreement on the other hand, the provisions of this Amendment Agreement shall prevail.
1.3This Amendment Agreement forms and integral part of the SPA. After giving effect to this Amendment Agreement on the date hereof, each reference in the SPA to "this SPA", "hereof", "hereunder" or words of like import referring to the SPA shall refer to the SPA as amended by this Amendment Agreement.
2.AMENDMENT TO SPA
2.1The Parties agree that clause 4.5.1 of the SPA is hereby amended and restated in its entirety as follows:
"Subject to Clause 4.5.2, if the Conditions have not been satisfied or waived in accordance with Clause 4.4.2 or if Completion has not occurred on or before 9 September 2026 (the "Long Stop Date") or if before that date it transpires that the relevant Governmental Authorities have provided written notice that a Regulatory Condition is incapable of satisfaction by the Long Stop Date, and such Regulatory Condition is not waived by the Purchaser in accordance with Clause 4.4.2, this Agreement may be terminated with immediate effect by either the Purchaser or the Sellers giving notice to the other Party."
3.EFFECT OF AMENDMENT
Unless explicitly amended by Clause 2 of this Amendment Agreement, the provisions of the SPA shall not be amended, supplemented and/or restated and shall remain in full force and effect in their current form.
4.MISCELLANEOUS PROVISIONS
4.1This Amendment Agreement constitutes an amendment to the SPA in compliance with the requirements contemplated by clause 21.5 of the SPA.
4.2Clauses 1 (Interpretation), 12.2 (Notices), 12.4 (Entire agreement), 21.5 (Amendment), 21.8 (Governing law), 21.15 (Notices to Sellers), 21.16 (Third party rights) and 21.19 (Jurisdiction), as well as the Definitions Schedule of the SPA are incorporated by reference into this Amendment Agreement and shall apply, mutatis mutandis, to this Amendment Agreement.
[Signature page to follow]

AGREED AND SIGNED ON THE DATE FIRST ABOVE WRITTEN

CGM B.V. /s/ Terrence G.J. Doucet	/s/ Gerard J. van Spall
By: Terrence G.J. Doucet	By: Gerard J. van Spall
Title: Managing Director A	Title: Managing Director B

Cronos Group Inc. /s/ Michael Gorenstein
By: Michael Gorenstein
Title: President and CEO

"RING" International Holding AG /s/ Ralph-Leo Lanckor
By: Ralph-Leo Lanckor
Title: CEO

Landewyck Tobacco S.A. /s/ Daniel Einhäuser
By: Daniel Einhäuser
Title: CEO
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